SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2023

Quality Industrial Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56239	35-2675388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

315 Montgomery Street San Francisco, CA	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-706-0806

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Section 2 – Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 18, 2023, we entered into a definitive Stock Purchase Agreement (the “Purchase Agreement”) with the shareholders of Quality International, which agreement provided for purchase of 52% of the shares of Quality International Co Ltd FZC (the “Shares”).

On Closing Date March 6, 2023, QIND completed acquision of  Quality International .The purchase price for the Shares shall be up to $137,000,000 in cash, paid in six tranches, subject to the achievement of financial milestones presented in a schedule of payments which are set forth in the Purchase Agreement.

The following audited pro forma condensed combined financial statements give effect to the transaction (the "Transaction").

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of business Acquired

The Company file the financial statements required by Item 9.01 (a) of Form 8-K in its annual report on Form 10-K for the year ended December 31, 2022, on March 31, 2022.

(b)	Pro Forma Financial Information

The Company filed the pro forma financial statements required by Item 9.01 (a) with this Form 8-K.

(d)	Exhibits

2.1	Stock Purchase Agreement, dated January 18, 2023(1)
99.1	Notes to the audited Pro Forma Condensed Combined Financial Statements

(1) previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quality Industrial Corp.

/s/ John-Paul Backwell

John-Paul Backwell, CEO

Date: May 12, 2023

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